SCHEDULE 14A
                               (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check appropriate box:
|X|  Preliminary Proxy Statement
                                                 |_|   Confidential, for Use of
                                                       the Commission Only (as
                                                       permitted by Rule
                                                       14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material under Rule 14a-12


                                  TRW INC.
------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                               Not Applicable
------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:




          PRELIMINARY COPY, SUBJECT TO COMPLETION, MARCH 11, 2002

                              [TRW LETTERHEAD]

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             April [___], 2002

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of TRW Inc. ("TRW") will be held at [_____] located at [_____] on [_____], April [____], 2002, at [_______] a.m. local time for the sole purpose of considering, pursuant to Section 1701.831 of the Ohio Revised Code, whether the acquisition (the "Control Share Acquisition") of shares of TRW capital stock by Northrop Grumman Corporation ("Northrop") pursuant to Northrop's Offer to Exchange, dated March 4, 2002 (the "Offer to Exchange"), should be authorized.

The Offer to Exchange would provide for each share of TRW common stock to be exchanged for that number of shares of Northrop common stock having a value equal to $47. The exact exchange ratio (the "Exchange Ratio") would be determined by dividing the average of the closing price of Northrop common stock for the five consecutive trading days ending immediately prior to the second trading day prior to the expiration of the Offer to Exchange, but in no event will the Exchange Ratio be greater than 0.4563 ($47/$103) or less than 0.4159 ($47/$113). Each outstanding share of Cumulative Serial Preference II Stock, $4.40 Convertible Series 1, and Cumulative Serial Preference II Stock, $4.50 Convertible Series 3, would be exchanged for that number of shares of Northrop common stock having a value equal to the Exchange Ratio multiplied by the effective conversion rate for such series of stock.

Holders of record of TRW voting shares as of the close of business on March [___], 2002 (the "Record Date"), will be entitled to notice of, and to vote at, the Special Meeting. Authorization of the Control Share Acquisition at the Special Meeting requires the affirmative vote of (1) the holders of a majority of the voting power in the election of TRW directors represented at the Special Meeting in person or by proxy, and (2) the holders of a majority of the voting power in the election of TRW directors represented at the Special Meeting in person or by proxy, excluding any shares which are "interested shares" as defined in the Ohio Revised Code. Under the Ohio Revised Code, "Interested Shares" with respect to TRW voting shares include, among other things, shares held by Northrop, by any officer of TRW elected or appointed by TRW's Board of Directors, or by any employee of TRW who is a director of TRW, and shares acquired between the date of the public disclosure of the proposed acquisition on February 22, 2002 and March [___], 2002 (the Record Date) if the aggregate purchase price of such TRW voting shares exceeds $250,000.

The Proxy Statement contains information relating to the Special Meeting. The Proxy Statement provides you with a summary of the sections of the Ohio Revised Code relating to shareholder approval of the Control Share Acquisition, as well as additional information about the parties involved. Northrop's Acquiring Person Statement, dated March 4, 2002, is attached as Exhibit A to the Proxy Statement.

                                     By Order of the
                                     Board of Directors


                                     William B. Lawrence
                                     Secretary

March [ __ ], 2002

To assure your representation at the Special Meeting, please complete, sign, and promptly return the enclosed GOLD proxy card in the envelope provided for that purpose, whether or not you expect to be present at the Special Meeting. As explained in the attached Proxy Statement, TRW shareholders should also complete the certification set forth on the GOLD proxy card. TRW shares represented by a proxy card without a completed certification will be presumed to be Interested Shares (as defined in the attached Proxy Statement) that are ineligible to vote in connection with the Second Majority Approval as described in the attached Proxy Statement. If you attend the Special Meeting and are a record holder or hold your shares in "street" name and have a "legal proxy" from your bank, broker or other nominee, you may vote your shares in person.




          PRELIMINARY COPY, SUBJECT TO COMPLETION, MARCH 11, 2002

                                                                  [TRW Logo]

                              PROXY STATEMENT
                                     of
                                  TRW INC.
                  For the Special Meeting of Shareholders
              Under Section 1701.831 of the Ohio Revised Code

                       To Be Held on April ___, 2002


This Proxy Statement is being furnished by TRW Inc., a corporation organized and existing under the laws of Ohio (the "Company" or "TRW"), in connection with the solicitation by the Company of proxies for the purposes described in this Proxy Statement at the Special Meeting of Shareholders to be held on April [__], 2002, and at any and all adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement and the accompanying GOLD proxy card are first being sent or given to the Company's shareholders on or about March [___], 2002.

The Special Meeting will be held at [_____] located at [_____], on [____], April [____], 2002, at [___] a.m. local time. The Board of Directors has fixed the close of business on March [_], 2002 as the record date for determining shareholders entitled to notice of and to vote at the meeting (the "Record Date").

PURPOSE OF SPECIAL MEETING

The sole purpose of the Special Meeting is to consider and vote on whether to authorize, pursuant to the Control Share Acquisition Statute (the "Control Share Acquisition Statute") set forth in Section 1701.831 of the Ohio Revised Code, the acquisition (the "Control Share Acquisition") of all outstanding shares of TRW Common Stock, $0.625 par value per share, of the Company ("Common Shares") and shares of TRW's Cumulative Serial Preference Stock II, $4.40 Convertible Series 1 (the "Series 1 Shares"), and Cumulative Serial Preference Stock II, $4.50 Convertible Series 3 (the "Series 3 Shares"), by Northrop Grumman Corporation, a Delaware corporation ("Northrop"), pursuant to Northrop's offer to exchange dated March 4, 2002 (the "Offer to Exchange").

As more fully described below in the section entitled "Ohio Control Share Acquisition Statute" TRW shareholder authorization must be obtained before Northrop may acquire TRW shares that would entitle it directly or indirectly to control 20% or more of the voting power of TRW in the election of its directors.

Pursuant to the Offer to Exchange, each Common Share would be exchanged for that number of shares of common stock of Northrop having a value equal to $47 provided that the average market price of Northrop's common stock (as described below) is between $103 and $113 per share. The exact exchange ratio (the "Exchange Ratio") would be determined by dividing the average of the closing price of Northrop common stock for the five consecutive trading days ending immediately prior to the second trading day prior to the expiration of the offer, but in no event would the Exchange Ratio be more than 0.4563 ($47/$103) or less than 0.4159 ($47/$113). Each outstanding
Series 1 Share and Series 3 Share would be exchanged for that number of shares of Northrop common stock having a value equal to the Exchange Ratio multiplied by the effective conversion rate for the Series 1 Shares or Series 3 Shares.

On March 10, 2002, the conversion rate for the Series 1 Shares was 8.8 Common Shares for each Series 1 Share and the conversion rate for the Series 3 Shares was 7.448 Common Shares for each Series 3 Share.

The proposed acquisition is described further in Northrop's Acquiring Person Statement dated March 4, 2002, which is attached as Exhibit A to this Proxy Statement.

The date of this Proxy Statement is March [__], 2002. This Proxy Statement and the accompanying GOLD proxy card are first being sent or given to TRW shareholders on or about March [__], 2002.

IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED A BLUE PROXY CARD TO NORTHROP, YOU HAVE EVERY RIGHT TO CHANGE YOUR MIND. REGARDLESS OF THE NUMBER OF TRW SHARES YOU OWN, YOUR PROXY IS IMPORTANT. PLEASE ACT TODAY.

IF YOUR TRW SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, WE URGE YOU TO CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO VOTE YOUR TRW SHARES [INSERT BOARD RECOMMENDATION] THE PROPOSAL.

If you have any questions concerning the Company's solicitation of GOLD proxy cards or need assistance in determining whether you are a holder of "Interested Shares" (as defined below), please contact our proxy solicitor:

                 Georgeson Shareholder Communications Inc.
                              17 State Street
                                 10th Floor
                             New York, NY 10004
                     Phone (toll free): (866) 649-8030

VOTING AT THE SPECIAL MEETING

At the Special Meeting, TRW shareholders will be asked to approve a resolution authorizing the Control Share Acquisition.

Authorization for the Control Share Acquisition requires:

       o the affirmative vote of the holders of a majority of the portion of the voting power in the election of TRW directors represented at the Special Meeting in person or by proxy (the "First Majority Approval"); and

       o the affirmative vote of the holders of a majority of the portion of the voting power in the election of TRW directors, excluding the voting power of "Interested Shares" as defined below in the section entitled "Ohio Control Share Acquisition Statute" represented at the Special Meeting in person or by proxy (the "Second Majority Approval").

The Company expects the TRW Board of Directors to authorize, and the Company upon such authorization to institute, procedures and presumptions to implement the legislative mandate to exclude the voting power of Interested Shares, including a requirement that each shareholder certify to the Company the number of such shareholder's TRW shares being voted that are eligible to vote in respect of the Second Majority Approval. In the event that some but not all of such shareholder's TRW shares are Interested Shares, the shareholder should indicate the number of such shareholder's TRW shares being voted that are eligible to vote in respect of the Second Majority Approval. It is the Company's position that all TRW shares that are voted without a certification will be presumed to be Interested Shares and therefore ineligible to vote in respect of the Second Majority Approval.

If the Control Share Acquisition is not authorized by both of the majority votes required, Northrop may not proceed further with the Control Share Acquisition. If both the required majorities authorize the acquisition under the Control Share Acquisition Statute, Northrop would not be prohibited by the Ohio Control Share Acquisition Statute from completing the acquisition. However, authorization of the Control Share Acquisition for purposes of the Ohio Control Share Acquisition Statute would not require any shareholder to accept the Offer to Exchange.

A quorum will be deemed present at the Special Meeting if at least a majority of the voting power in the election of TRW directors is represented at the Special Meeting in person or by proxy. In accordance with Ohio law, the holders of a majority of the voting power in the election of TRW directors represented at the Special Meeting in person or by proxy, whether or not a quorum is present, may adjourn the Special Meeting from time to time, but not to a date later than April 23, 2002.

As of March 6, 2002 there were 126,953,992 TRW Common Shares issued and outstanding. As of March 6, 2002 there were 29,205 TRW Series 1 Shares and 54,629 TRW Series 3 Shares issued and outstanding. Each Common Share, Series 1 Share and Series 3 Share entitles the holder thereof to one vote per share on the proposal to authorize the acquisition of TRW shares pursuant to the Offer to Exchange (provided that, as described herein, Interested Shares will be excluded for purposes of determining the Second Majority Approval).

A vote to authorize the Control Share Acquisition will not obligate a TRW shareholder to tender TRW shares pursuant to the Offer to Exchange. Each shareholder of record on the Record Date will be entitled to vote at the Special Meeting, even if such shareholder has tendered its TRW shares pursuant to the Offer to Exchange or sold its TRW shares after the Record Date. As discussed above, the votes of holders of Interested Shares will not be taken into account in determining whether the Second Majority Approval has been obtained.

Whether or not a TRW shareholder plans to attend the Special Meeting, the TRW Board of Directors urges all TRW shareholders to vote [INSERT BOARD RECOMMENDATION] on the accompanying GOLD proxy card and certification and immediately mail it in the enclosed postage paid envelope. Each TRW shareholder may revoke its proxy at any time before it is voted at the Special Meeting by delivering a written notice of revocation or a later dated proxy for the Special Meeting to TRW Inc., c/o Georgeson Shareholder Communications Inc., 17 State Street, 10th Floor, New York, New York 10004.

Proxies for the Special Meeting may also be revoked by voting in person at the Special Meeting, although attendance at the Special Meeting will not in and of itself revoke a proxy. Unless revoked in the manner set forth above, GOLD proxies received by TRW in the accompanying form will be voted at the Special Meeting only in accordance with the written instructions set forth on the proxy card. In the absence of written instructions, GOLD proxies in the form accompanying this Proxy Statement will be voted [INSERT BOARD RECOMMENDATION] the Control Share Acquisition.

Any abstention from voting on a proxy which has not been revoked will be included in computing the number of TRW shares present for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as an "AGAINST" vote. If a broker indicates on a proxy which has not been revoked that it does not have discretionary authority to vote the shares subject to the proxy (a so-called "broker non-vote"), the TRW shares represented by that proxy will also be considered present for purposes of determining the presence of a quorum at the Special Meeting but will not be entitled to vote with respect to the proposal. Therefore, a broker non-vote will also have the same effect as an "AGAINST" vote on such proposal.

SHARES OUTSTANDING AND ELIGIBLE TO BE VOTED IN FIRST
MAJORITY APPROVAL AND SECOND MAJORITY APPROVAL

TRW shares are the only shares entitled to be voted at the Special Meeting. The TRW Common Shares, Series 1 Shares and Series 3 Shares are entitled to one vote per share and vote together as a single class. As of March 6, 2002, there were 126,953,992 Common Shares, 29,205 Series 1 Shares and 54,629 Series 3 Shares issued and outstanding, all of which are eligible to be voted in determining whether the Control Share Acquisition has been approved by the First Majority Approval required under the Ohio Control Share Acquisition Statute. On March 10, 2002, the conversion rate for the Series 1 Shares was 8.8 Common Shares for each Series 1 Share and the conversion rate for the Series 3 Shares was 7.448 Common Shares for each Series 3 Share.

The number of TRW shares eligible to be voted in determining whether the Control Share Acquisition has been approved by the Second Majority Approval required under the Ohio Control Share Acquisition Statute, consisting of the voting power of all the outstanding TRW shares excluding the voting power of Interested Shares, will be determined as of the time of the Special Meeting in the manner described in this Proxy Statement. The categories of Interested Shares that will not be eligible to be voted in determining the Second Majority Approval are as follows:

1. TRW shares owned by Northrop. According to the Schedule TO filed by Northrop on March 4, 2002, Northrop and its affiliates own in the aggregate 4 shares of TRW capital stock, which are, for this purpose, Interested Shares. As such, these TRW shares will not be eligible to be voted in determining the Second Majority Approval.

2. TRW shares owned by officers of the Company elected or appointed by its Board of Directors or owned by any employee of TRW who is also a director of TRW. These individuals own, in the aggregate, [___] TRW shares, which are, for this purpose, Interested Shares. As such, these TRW shares will not be eligible to be voted in determining the Second Majority Approval. To the best of the Company's knowledge, these individuals intend to vote their TRW shares [INSERT BOARD RECOMMENDATION] the Control Share Acquisition in determining the First Majority Approval.

3. TRW shares owned by any person who acquired such TRW shares for valuable consideration during the period (such period being referred to herein as the "Restricted Period") beginning February 22, 2002, the date of the first public disclosure of a proposed acquisition, and ending on, March [___], 2002, the Record Date, if
         (A) the aggregate consideration paid by such person for such TRW shares exceeds $250,000 or (B) the number of shares so acquired exceeds 0.5% of the TRW shares outstanding.

4. TRW shares owned by any such person that transfers TRW shares for valuable consideration after March [_], 2002 (the Record Date) as to such TRW shares so transferred, if accompanied by the voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee, or otherwise.

For purpose of the foregoing, the term "owned" means shares as to which a person may exercise or direct the exercise of the voting power in the election of directors.

Shareholders who own, prior to the commencement of the Restricted Period, TRW shares that are not Interested Shares and who acquire TRW shares during the Restricted Period for an aggregate consideration in excess of $250,000 will be entitled to have their TRW shares acquired prior to the Restricted Period voted in determining whether the Second Majority Approval has been obtained if an appropriate certification of eligibility, as described above, is provided.

Under the Ohio Control Share Acquisition Statute, TRW shares owned by Directors who are not employees of the Company, and who do not fall into any other category described in subparagraph (1), (2), (3) or (4) immediately above, would not be Interested Shares. The Company's Directors (excluding Howard V. Knicely) owned an aggregate of [___] TRW shares as of [___], 2002 and, to the best of TRW's knowledge, none of these TRW shares are Interested Shares. To the best of TRW's knowledge, these Directors intend to vote their TRW shares [INSERT BOARD RECOMMENDATION] approval of the Control Share Acquisition in determining the First Majority Approval and the Second Majority Approval.

The TRW Board of Directors is expected to authorize, and the Company upon such authorization will institute, procedures and presumptions relating to the Special Meeting. This Proxy Statement will be amended to set forth such procedures and presumptions after they are adopted by the TRW Board of Directors.

All TRW shares as to which a signed certification of eligibility, as described above, has been provided on the proxy card or ballot relating to such TRW shares will be presumed by the Company to be eligible to be voted in determining whether the Control Share Acquisition is approved by the Second Majority Approval. This presumption may be rebutted if a shareholder signing the proxy card or ballot provides subsequent information indicating that some or all of the TRW shares represented by the original proxy card or ballot are, or have become, Interested Shares or a successful challenge is made to such certification on the basis of information available to the challenging party. It is the Company's position that TRW shares subject to a proxy card or ballot without a certification of eligibility completed by the shareholder shall be presumed to be Interested Shares and, therefore, not eligible to be voted in determining whether the Control Share Acquisition has been approved by the Second Majority Approval.

IT IS ALSO THE COMPANY'S POSITION THAT ALL TRW SHARES WHICH ARE VOTED ON ANY BLUE PROXY CARD DISTRIBUTED BY NORTHROP, WHICH CONTAIN NO CERTIFICATION OF ELIGIBILITY, AS DESCRIBED ABOVE, SHALL ALSO BE PRESUMED TO BE INTERESTED SHARES, UNLESS THE SHAREHOLDER SIGNING THE PROXY CARD SIGNS AND PRESENTS EITHER (1) A PROXY CARD BEARING A LATER DATE WITH A SIGNED CERTIFICATION OF ELIGIBILITY OR (2) A SEPARATE CERTIFICATION OF ELIGIBILITY IN SUBSTANTIALLY THE FORM PROVIDED TO SHAREHOLDERS BY THE COMPANY. Georgeson Shareholder Communications Inc. will upon request in writing or by telephone furnish TRW shareholders with GOLD proxy cards that contain a certification of eligibility or, if requested, the separate certification of eligibility for use with a BLUE proxy card. The address and telephone number to be used in requesting such proxy cards or separate certification of eligibility are as follows: TRW Inc., c/o Georgeson Shareholder Communications Inc., 17 State Street, 10th Floor, New York, New York 10004, telephone 1-866-649-8030.

BACKGROUND

On February 19, 2002, the Company announced the resignation of David M. Cote, Chairman, President and Chief Executive Officer, following his acceptance of a position with Honeywell International Inc. As a result of Mr. Cote's unexpected departure, the Board of Directors of the Company established a Chief Executive Office to direct the Company while it sought a permanent successor. The Chief Executive Office includes Philip A. Odeen as Non-Executive Chairman; Timothy W. Hannemann, who represents the combined Aerospace and Information Systems businesses and continues to serve as President and Chief Executive Officer of TRW Space & Electronics; and John C. Plant, who continues as President and Chief Executive Officer of the Company's Automotive business. Mr. Odeen was also elected to the Board of Directors. Director Kenneth W. Freeman, chairman of the Compensation Committee, was appointed lead Director to interact on a regular basis with members of the Chief Executive Office and to lead the Board's search committee for a new Chief Executive Officer.

In a letter to the Company dated February 21, 2002, Northrop made an unsolicited proposal to the Company to provide all of the Company's shareholders with $47.00 in Northrop common stock for each Common Share to be received in a tax-free merger ("Northrop's Proposal"). Northrop requested a response to its proposal by February 27, 2002. Northrop also publicly disclosed its proposal on February 22, 2002. On February 22, 2002, the Company acknowledged receipt from Northrop of its unsolicited proposal. The Company stated that it would address the Northrop proposal in order to determine the appropriate course, which would serve the best interests of the Company's shareholders and other constituencies.

On February 22, 2002, the Board of Directors of the Company met with the Company's management and the Company's independent financial and legal advisors to discuss Northrop's unsolicited proposal.

On February 26, 2002, the Company advised Northrop that the Board would address the proposal promptly and in an orderly manner and would respond in a timely fashion, but not before the close of business on February 27, 2002.

On February 28, 2002, the Board of Directors of the Company met with the Company's management and the Company's independent financial and legal advisors to further assess Northrop's unsolicited proposal. The TRW Board reviewed, among other things, the proposal, strategic alternatives and business opportunities with its senior management and its independent financial and legal advisors.

On March 3, 2002, the Board of Directors of the Company met again to further consider, and to discuss, the response to the Northrop proposal. After careful consideration, including consultation with independent financial and legal advisors, the Board concluded that the Northrop proposal was financially inadequate. Goldman, Sachs & Co. ("Goldman Sachs") and Credit Suisse First Boston Corporation ("Credit Suisse First Boston" and together with Goldman Sachs, the "Financial Advisors"), the Company's independent financial advisors, made a presentation at the meeting concerning Northrop and the financial aspects of Northrop's unsolicited proposal. Goldman Sachs delivered its opinion in connection with the proposal to the effect that, as of the date of the opinion, the consideration to be received by holders of TRW shares pursuant to the proposal was inadequate and Credit Suisse First Boston delivered its opinion in connection with the proposal, to the effect that, as of the date of the opinion, Northrop's Proposal was inadequate to the TRW shareholders from a financial point of view. The Board noted its belief that Northrop's Proposal grossly undervalued TRW's advanced portfolio of technology and market leadership positions in space, defense, information systems, commercial aerospace and automotive parts, and was not consistent with the Board's objective of enhancing shareholder value. The Board of Directors of the Company authorized the issuance of a press release and delivery of a letter to Northrop communicating its determination. Accordingly, on March 3, 2002, the Company issued a press release announcing the Board's unanimous rejection, of Northrop's February 21st proposal. In addition, the letter authorized by the Board of Directors was sent by Messrs. Odeen and Freeman to Mr. Kresa stating the Board's reasons for rejecting the proposal. A copy of the letter follows:

"March 3, 2002

Mr. Kent Kresa
Chairman of the Board and Chief Executive Officer
Northrop Grumman Corporation
1840 Century Park East
Los Angeles, CA 90067

Dear Mr. Kresa:

The board of directors of TRW has met to consider Northrop Grumman's February 21 proposal to acquire TRW for $47 per share in stock.

After careful consideration, including a thorough review of the proposal with our independent financial and legal advisors, the board has determined not to pursue discussions with regard to Northrop Grumman's proposal. Simply put, the board has unanimously concluded that Northrop Grumman's proposal is financially inadequate. We believe Northrop Grumman's proposal grossly undervalues TRW's businesses, including its premier franchise in the defense industry, does not adequately reflect the true value of our unique market position and business opportunities, and is not consistent with our objective of enhancing shareholder value.

In making this determination, and based on your letter, we have assumed that the $47 per share would be in fixed value and that the timing or closing of such transaction would not be conditioned in any way upon the separation of our automotive business. Accordingly, our board has determined that there is no reason to explore Northrop Grumman's proposal further.

The board views Northrop Grumman's proposal as an opportunistic attempt to acquire one of the industry's leading space and electronics and systems businesses at a time when TRW's stock price was temporarily depressed after the sudden departure of David Cote, our former chairman, president and chief executive officer. In addition, as of March 1, 2002, TRW's stock price closed at $50.05 per share, over $3 per share higher than Northrop Grumman's proposal.

TRW is positioned for future technology-driven growth. Our space and defense businesses are in the "sweet spot" of growth in national defense and homeland security. Our aeronautical business is a global leader in control systems and product support and is well positioned for growth as the commercial aerospace sector continues to rebound. Our global automotive business is a market and technology leader in our product segments and is generating strong cash flow, even at the bottom of the automotive cycle. We have been driving cost reductions and productivity improvements, while creating a customer-focused, performance-driven culture. Over the past three years, we have reduced net debt by $3.9 billion. In 2001, we exceeded earnings expectations for each quarter and are on track to meet 2002 expectations.

We are confident in TRW's ability to continue to take the steps necessary to fully realize the value of our franchise. Toward this end, the board's executive search committee, comprised of outside directors, has selected a prominent executive search firm and is actively engaged in a search for a new chief executive officer. As you know, TRW has an experienced senior management team and an outstanding employee base. We are 94,000 strong worldwide and our employees are highly committed to the company and their customers in the aerospace, systems and automotive businesses. With our unparalleled technologies and market leading positions, we are confident that great things can continue to be expected from TRW.

Sincerely,

//s// Philip A. Odeen      //s// Kenneth W. Freeman
Philip A. Odeen            Kenneth W. Freeman
Chairman                   Lead Director"

On March 3, 2002, Northrop issued a press release announcing the commencement of an exchange offer for TRW's capital stock.

On March 4, 2002, the Company issued a press release acknowledging Northrop's unsolicited exchange offer. The Company stated that its Board of Directors would review the exchange offer in order to determine the appropriate course which would serve the best interests of TRW's shareholders. The press release urged shareholders to take no action at that time, and await the recommendation of the TRW Board.

On March 4, 2002, Northrop commenced an exchange offer for all outstanding Common Shares, Series 1 Shares and Series 3 Shares. Pursuant to the Northrop offer, each Common Share may be exchanged for a number of shares of common stock of Northrop equal to $47 provided that the average market price of Northrop's Common Stock (as described below) is between $103 and $113 per share. The exact exchange ratio would be determined by dividing the average of the closing price of Northrop common stock for the five consecutive trading days ending immediately prior to the second trading day prior to the expiration of the offer, but in no event would the number of shares of Northrop common stock exchanged be more than 0.4563 ($47/$103) or less than 0.4159 ($47/$113). Each of the Series 1 Shares and the Series 3 Shares may be exchanged for a number of Northrop common stock equal to the exchange ratio described above multiplied by the effective conversion rate for the shares of Series 1 Stock and Series 3 Stock.

On March 4, 2002, Northrop's delivered an acquiring person statement requesting the calling of the Special Meeting, a copy of which is attached as Exhibit A.

On March 8, 2002, the Board of Directors of the Company met with the Company's management and the Company's independent legal and financial advisors to discuss, among other matters, the commencement of Northrop's exchange offer and Northrop's preliminary proxy statement to permit the acquisition of the TRW shares in accordance with the Ohio Revised Code.

RECOMMENDATION BY TRW'S BOARD OF DIRECTORS

As of the date hereof, the Board of Directors of TRW has not yet made its recommendations with respect to the Offer to Exchange or as to how shareholders should vote at the Special Meeting. After the Board of Directors of TRW makes its recommendations with respect to the Offer to Exchange and the matter to be considered at the Special Meeting, the reasons for such recommendation will be set forth in TRW's Solicitation/Recommendation Statement on Schedule 14D-9 to be filed with the Securities and Exchange Commission (the "Commission") and this Proxy Statement will be amended accordingly to include such recommendations and the reasons therefor.

OHIO CONTROL SHARE ACQUISITION STATUTE

The Ohio Control Share Acquisition Statute (Section 1701.831 of the Ohio Revised Code) provides that, unless the articles of incorporation or the regulations of an issuing public corporation provide otherwise, any control share acquisition of such corporation shall be made only with the prior authorization of the shareholders. An "issuing public corporation" is defined in the Ohio Revised Code as a corporation, such as TRW, organized for profit under the laws of Ohio, with 50 or more shareholders, that has its principal place of business, principal executive offices or substantial assets in Ohio, and as to which there is no close corporation agreement in existence.

A "control share acquisition" is defined in the Ohio Revised Code as the acquisition, directly or indirectly, by any person of shares of an issuing public corporation that, when added to all other shares of the issuing public corporation in respect of which such person may exercise or direct the exercise of voting power, would entitle such acquiring person, immediately after such acquisition, directly or indirectly, alone or with others, to control any of the following ranges of voting power of such issuing public corporation in the election of directors:

         o  one-fifth or more but less than one-third of such voting power;

         o  one-third or more but less than a majority of such voting power; or

         o  a majority or more of such voting power.

Any person who proposes to make a control share acquisition must deliver an "acquiring person statement" to the issuing public corporation, which statement must include:

         o  the identity of the acquiring person;

         o a statement that the acquiring person statement is being given pursuant to Section 1701.831 of the Ohio Revised Code;

         o the number of shares of the issuing public corporation owned, directly or indirectly, by such acquiring person;

         o the range of voting power in the election of directors under which the proposed acquisition would, if consummated, fall (i.e., in excess of 20%, 33 1/3% or 50%);

         o  a description of the terms of the proposed acquisition; and

         o representations of the acquiring person that the acquisition will not be contrary to law, and that such acquiring person has the financial capacity to make the proposed acquisition (including the facts upon which such representations are based).

Northrop delivered an acquiring person statement (the "Northrop Acquiring Person Statement") to TRW on March 4, 2002.

Within 10 days of receipt of a qualifying acquiring person statement, the directors of the issuing public corporation must call a special shareholders meeting to vote on the proposed acquisition. The special shareholders meeting must be held within 50 days of receipt of the acquiring person statement, unless the acquiring person otherwise agrees.

The issuing public corporation is required to send a notice of the special meeting as promptly as reasonably practicable to all shareholders of record as of the record date set for such meeting, together with a copy of the acquiring person statement and a statement of the issuing public corporation, authorized by its directors, of the issuing public corporation's position or recommendation, or that it is taking no position, with respect to the proposed control share acquisition.

The acquiring person may make the proposed control share acquisition only if:

         o at a meeting at which a quorum is present, the control share acquisition is authorized by holders of a majority of the voting power entitled to vote in the election of directors represented in person or by proxy at such meeting and the control share acquisition is authorized by a majority of the portion of the voting power represented at the meeting in person or by proxy, excluding "interested shares;" and

         o such acquisition is consummated, in accordance with the terms so authorized, within 360 days following such authorization.

"Interested Shares" are defined in the Ohio Revised Code as shares as to which any of the following persons may exercise or direct the exercise of voting power in the election of directors:

         o  an acquiring person;

         o an officer of the issuing public corporation elected or appointed by its directors;

         o any employee of the issuing public corporation who is also a director of such corporation;

         o any person who acquires such shares for valuable consideration during the period beginning with the date of the first public disclosure of a proposed control share acquisition of the issuing public corporation or any proposed merger, consolidation or other transaction that would result in a change in control of the corporation or all or substantially all of its assets and ending on the record date, if either of the following apply:

                  o the aggregate consideration paid or otherwise given by the person who acquired the shares and any other persons acting in concert with such person exceeds $250,000; or

                  o the number of shares acquired by the person who acquired the shares and any other persons acting in concert with such person exceeds 1/2 of 1% of the outstanding shares of the issuing public corporation entitled to vote in the election of directors;

         or

         o any person that transfers such shares for valuable consideration after the record date as to shares so transferred if accompanied by an instrument (such as a proxy or voting agreement) that gives the transferee the power to vote those shares.

Dissenters' rights are not available to shareholders of an issuing public corporation in connection with the authorization of a control share acquisition.

The foregoing summary does not purport to be a complete statement of the provisions of the Ohio Control Share Acquisition Statute. The foregoing summary is qualified in its entirety by reference to the Ohio Control Share Acquisition Statute (a copy of which is attached as Exhibit B to this Proxy Statement, along with Section 1701.01 of the Ohio Revised Code, which defines certain terms used therein) and the Ohio Revised Code.

CERTIFICATION OF INTERESTED SHARES

As described above, in order to comply with the Ohio Control Share Acquisition Statute, authorization of the acquisition of TRW shares pursuant to the Offer to Exchange requires both the First Majority Approval and the Second Majority Approval. In determining whether shareholders have granted the First Majority Approval any Interested Shares will not be excluded from the tabulation of votes. In determining whether shareholders have granted the Second Majority Approval, any Interested Shares will be excluded from the tabulation of votes.

You should vote on the Control Share Acquisition whether or not any of your TRW shares are "Interested Shares."

The enclosed GOLD proxy card thus contains a certification as to whether any of the TRW shares to be voted by you are Interested Shares. If some but not all of your shares are Interested Shares, you should indicate the number of your shares that are Interested Shares. If you do not make a certification on the GOLD card, then all of your shares will be presumed to be Interested Shares. In the event that some but not all of your TRW shares are Interested Shares but you do not so indicate, then all of your shares will be presumed to be Interested Shares.

For purposes of the Special Meeting, "Interested Shares" means the TRW shares in respect of which any of the following persons may exercise or direct the exercise of the voting power:

    (1)  Northrop;

    (2)  Any officer of TRW elected or appointed by the directors of TRW;

    (3)  Any employee of TRW who is also a director of TRW;

    (4) Any person that acquires such TRW shares for valuable consideration during the "Restricted Period" (as defined above) if
         (x) the aggregate consideration paid or given by the person who acquired the TRW shares, and any other persons acting in concert with the person, for all those TRW shares exceeds $250,000 or (y) the number of shares acquired by the person, and any other persons acting in concert with that person, exceed1/2of 1% of the outstanding shares of TRW entitled to vote in the election of directors; or

    (5) Any person that transfers such TRW shares for valuable consideration after March [_], 2002 (the Record Date) as to TRW shares so transferred, if accompanied by the voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee, or otherwise.

If you own, prior to the commencement of the Restricted Period, TRW shares that are not Interested Shares and you acquire TRW shares during the Restricted Period for an aggregate consideration in excess of $250,000, then such TRW shares that you acquired during the Restricted Period will be Interested Shares that may not be voted in determining whether the Second Majority Approval has been obtained. However, you will be entitled to have the TRW shares that you acquired prior to the Restricted Period voted in determining whether the Second Majority Approval has been obtained if an appropriate certification of eligibility is provided on the GOLD proxy card.

If you complete the certification but later learn that your TRW shares are Interested Shares or that TRW shares which you transferred have become Interested Shares, you should notify TRW in writing at 1900 Richmond Road, Cleveland, Ohio 44124, Attention: Secretary. If you have any questions as to whether your shares are Interested Shares, you should contact our proxy solicitor, Georgeson Shareholder Communications Inc., at 866-649-8030.

ADMITTANCE TO SPECIAL MEETING

You are entitled to attend the Special Meeting only if you were a TRW shareholder as of the close of business on March [ ], 2002 or hold a valid proxy for the Special Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a record holder, your name will be verified against the list of record holders on the record date prior to being admitted to the meeting. If you are not a record holder but hold TRW shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to March [_], 2002, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Special Meeting. If you are a participant in the TRW Employee Stock Ownership and Savings Plan, the TRW Canada Stock Savings Plan or the TRW UK Share Purchase Plan, your name will be verified against the list of plan participants on the Record Date prior to being admitted to the meeting.

CERTAIN LITIGATION

On March 4, 2002, Northrop filed a lawsuit in the United States District Court for the Northern District of Ohio against TRW, the Attorney General of Ohio, and the Director of Ohio's Department of Commerce. The lawsuit, which was filed in conjunction with the Offer to Exchange, challenges the constitutionality of the Control Share Acquisition Statute, Section 1704 of the Ohio Revised Code (the "Merger Moratorium Statute") and Sections 1707.041, 1707.042, 1707.043, 1707.23 and 1707.26 of the Ohio Revised Code
(collectively, the "Control Bid Statute"). The complaint seeks declaratory and injunctive relief, as well as costs of the suit. Alternatively, Northrop requests a declaration from the Court that, for purposes of the Control Share Acquisition Statute, the "date of the first public disclosure" of the proposed exchange offer was March 4, 2002. TRW believes that the plain meaning of the statute confirms that the first public disclosure occurred on February 22, 2002, when Northrop publicly announced its February 21, 2002 offer. Northrop also seeks a declaration that the solicitation, acceptance, and voting of proxies for the purpose of the Special Meeting at which the shareholders will vote whether to approve the Control Share Acquisition does not render Northrop an "interested shareholder" as that term is defined in the Merger Moratorium Statute.

On March 4, 2002, TRW filed a lawsuit in the United States District Court for the Southern District of Ohio against Northrop, the Attorney General of Ohio, the Director of Ohio's Department of Commerce and the Commissioner of Ohio's Division of Securities. The lawsuit seeks a judgment that Ohio's Control Share Acquisition Statute, Merger Moratorium Statute and Control Bid Statute are constitutional. The complaint seeks declaratory relief, as well as costs of the suit.

On February 22 and 25, 2002, and March 5, 2002, respectively, three putative class action lawsuits were filed against TRW on behalf of a proposed class of TRW shareholders in Ohio State Court, Cuyahoga County. On March 2, 2002, a putative class action lawsuit was filed against TRW on behalf of a proposed class of TRW shareholders in the United States District Court for the Northern District of Ohio. The lawsuits allege that the TRW Board of Directors breached its fiduciary duties by failing to adequately consider an offer to acquire control of TRW by Northrop. The lawsuits seek, among other things, injunctive relief requiring the TRW Board of Directors to negotiate with Northrop and/or seek out and evaluate other value-maximizing alternatives.

VOTING, SOLICITATION AND CERTAIN OTHER INFORMATION

Proxies may be solicited by mail, telephone, telegram, telecopier, electronic mail and other electronic means and in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of TRW, none of whom will receive additional compensation for such solicitations. TRW has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the TRW shares they hold of record. TRW will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

TRW has retained Georgeson Shareholder Communications Inc. ("Georgeson") for solicitation and advisory services in connection with the Special Meeting and the Company's communications with the TRW shareholders with respect to the Offer to Exchange. Georgeson will receive a fee of $____ for its services and reimbursement of out-of-pocket expenses in connection therewith. The Company has agreed to indemnify Georgeson against certain liabilities arising out of or in connection with the engagement. Georgeson will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.

The Company has retained Morrow & Co. ("Morrow") to assist the Company in identifying shareholders who may hold Interested Shares. Morrow will receive a customary fee for its services and reimbursement of out-of-pocket expenses in connection therewith. The Company has agreed to indemnify Morrow against certain liabilities arising out of or in connection with the engagement.

The Company has retained Joele Frank, Wilkinson Brimmer Katcher ("Joele Frank") as its public relations advisor in connection with the Offer to Exchange. Joele Frank will receive reasonable and customary compensation for its services and reimbursement of out-of-pocket expenses arising out of or in connection with the engagement.

TRW has retained the Financial Advisors as independent financial advisors in connection with, among other things, the Company's analysis and consideration of Northrop's Offer to Exchange. The Company has agreed to pay each of the Financial Advisors a reasonable and customary fee for such services. The Company has also agreed to reimburse the Financial Advisors for all reasonable out-of-pocket expenses, including fees of counsel, and to indemnify them and certain related persons against certain liabilities relating to, or arising out of, the engagement.

The entire expense of the solicitation of proxies by the Board of Directors of TRW for the Special Meeting is being borne by TRW. TRW's costs incidental to this proxy solicitation include expenditures for printing, postage, legal and related expenses and are expected to be approximately $[___] (which amount does not include costs incurred in connection with the Offer to Exchange or the pending litigation). TRW's total costs incurred to date in furtherance of or in connection with this proxy solicitation are approximately $ [__].

BENEFICIAL OWNERSHIP OF TRW COMMON SHARES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the knowledge of the Company, except as set forth below, no person beneficially owns more than five percent of any class of the Company's voting stock. The following table presents information as of December 31, 2001 derived from Schedules 13G filed with the Commission by persons beneficially owning more than five percent of the Common Shares:


----------------------------------------------------------- --------------------------- ----------------------------
                                                               Number of Shares and
                                                                    Nature of
           Name and Address of Beneficial Owner              Beneficial Ownership(1)         Percent of Class
----------------------------------------------------------- --------------------------- ----------------------------
The TRW Employee Stock Ownership and Savings Plan           21,687,649(2)               17.1%
   1900 Richmond Road
   Cleveland, Ohio  44124
----------------------------------------------------------- --------------------------- ----------------------------
Capital Research and Management Company                     13,058,300(3)               10.3%
   333 South Hope Street
   Los Angeles, California 90071
----------------------------------------------------------- --------------------------- ----------------------------
FMR Corp.                                                   7,185,623(4)                5.7%
   82 Devonshire Street
   Boston, Massachusetts 02109
----------------------------------------------------------- --------------------------- ----------------------------

(1)      Each beneficial owner listed in the table certified in its
         Schedule 13G that, to the best of its knowledge and belief, the TRW Common Shares beneficially owned by it were acquired in the ordinary course of business and not for the purpose of changing or influencing control of the Company.

(2) Putnam Fiduciary Trust Company, One Post Office Square, Boston, Massachusetts 02109, served as trustee of The TRW Employee Stock Ownership and Savings Plan during 2001. Putnam Fiduciary Trust Company disclaims beneficial ownership of the shares, as it does not retain discretionary authority to buy, sell or vote the securities. The TRW Employee Stock Ownership and Savings Plan reported shared voting and dispositive power over all the shares beneficially owned.

(3) Capital Research and Management Company filed Amendment No. 4 to its Statement of Beneficial Ownership on Schedule 13G on February 11, 2002, reporting beneficial ownership of 13,058,300 Common Shares. Of these shares, Capital Research and Management Company reported that it has sole dispositive power over 13,058,300 shares and voting power over no shares. Capital Research and Management Company is deemed to be the beneficial owner of these shares as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. Capital Research and Management Company disclaims beneficial ownership of all 13,058,300 shares.

(4) FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson jointly filed Amendment No. 3 to their Statement of Beneficial Ownership on Schedule 13G on February 14, 2002, reporting beneficial ownership of 7,185,623 Common Shares. Of the total amount held by FMR Corp., (a) 6,668,713 shares are beneficially owned by Fidelity Management & Research Company as a result of its acting as investment adviser to various investment companies registered under the Investment Company Act of 1940, (b) 300,882 shares are beneficially owned by Fidelity Management Trust Company as a result of its serving as investment manager of institutional accounts, (c) 728 shares are beneficially owned by Strategic Advisers, Inc. as a result of its having sole dispositive power over securities held for individuals to which it provides investment advisory services as an investment adviser under the Investment Company Act of 1940, and (d) 215,300 shares are beneficially owned by Fidelity International Limited. Fidelity Management & Research Company, Fidelity Management Trust Company and Strategic Advisors, Inc. are wholly-owned subsidiaries of FMR Corp. A partnership controlled by the controlling group of FMR Corp. owns 39.89 percent of the voting stock of Fidelity International Limited. FMR Corp. (through its control of Fidelity Management Trust Company) has sole power to vote 222,882 shares and sole dispositive power over 300,882 shares. FMR Corp. has no voting power over 78,000 shares owned by the institutional accounts managed by Fidelity Management Trust Company. FMR Corp. (through its control of Fidelity Management & Research Company) has sole dispositive power over an additional 6,668,713 shares. The sole voting power of such 6,668,713 shares resides with the Boards of Trustees of The Fidelity Funds. Fidelity International Limited has sole power to vote and the sole power to dispose of 215,300 shares. Edward C. Johnson 3d and Abigail P. Johnson are control persons of FMR Corp. Robert M. Gates, a TRW Director, is a trustee of The Fidelity Funds.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows share ownership for the Directors and the named executive officers as of the close of business on February 22, 2002. Unless there is a footnote to the contrary, sole voting and investment power in the shares owned are held either by the named individual alone or by the named individual and his or her spouse.


-------------------------------------------------------------------------------------------------------------------
                                           Number of Shares of TRW Common Stock
                             -----------------------------------------------------------------
                                    Shares                                                         Percent of
                                 Beneficially          Exercisable            Deferred               Shares
            Name                   Owned(1)             Options(2)         Share Units(3)         Outstanding
-------------------------------------------------------------------------------------------------------------------

M. H. Armacost                               6,386                9,500                 2,311          *
A. E. Baratz                                   248                    0                     0          *
D. M. Cote(4)                               82,870                    0                29,966          *
M. Feldstein                                 7,136                8,000                     0          *
K. W. Freeman                                  875                    0                     0          *
R. M. Gates                                  5,559                9,500                     0          *
J. T. Gorman(4)                            223,736            1,510,000                     0         1.4%
T. W. Hannemann                             42,740              240,333                44,978          *
G. H. Heilmeier                              7,917                9,500                     0          *
C. R. Hollick                                2,081                5,000                     0          *
K. N. Horn                                   6,786             8,000(5)                     0          *
H. V. Knicely                               23,201              220,333                     0          *
D. B. Lewis                                  5,558                9,500                     0          *
L. M. Martin                                 6,286                9,500                 1,926          *
P. A. Odeen                                 10,596              125,000                 2,508          *
J. C. Plant                                 26,000               73,332                     0          *
G. L. Summe                                    248                    0                     0          *
-------------------------------------------------------------------------------------------------------------------
All directors and                                                                                     2.6%
   executive officers
   as a group (24 persons)                 597,523            2,662,562                85,755
-------------------------------------------------------------------------------------------------------------------

* Less than 1 percent.

(1) Includes Common Shares held in The TRW Employee Stock Ownership and Savings Plan, Common Shares that have been automatically deferred under the deferred compensation plan for non-employee Directors and shares of restricted stock awarded to certain executive officers.
(2) In accordance with the rules of the Commission, this column shows the number of shares that may be acquired within 60 days of February 22, 2002, upon exercise of stock options.
(3) This column shows phantom units of Common Shares that have been credited under deferred compensation plans and certain other nonqualified benefit plans. The phantom units are settled in cash and are not included for the purpose of calculating the percent of shares outstanding.
(4) Messrs. Cote and Gorman are no longer executive officers of the Company.
(5) This figure includes an option for 1,500 shares, which Mrs. Horn has transferred to her child.

NO DISSENTER RIGHTS

Dissenters' rights are not available to the shareholders of an "issuing public corporation" in connection with the authorization of a "control share acquisition" under the Ohio Control Share Acquisition Statute.

OTHER MATTERS

TRW is not aware of any other matters to be submitted at the Special Meeting and no other business may be brought before the Special Meeting. However, if any other matter properly comes before the Special Meeting, the named proxies will vote all proxies granted to them in their sole discretion.

INFORMATION ABOUT TRW

TRW is an Ohio corporation with its principal executive offices located at 1900 Richmond Road, Cleveland, Ohio 44124. The telephone number of TRW is
(216) 291-7000.

TRW is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Reports, proxy statements and other information filed by TRW may be obtained on the Commission's website at http://www.sec.gov and directly from the Commission, upon payment of the Commission's customary charges, by writing to its principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Such materials also are available for inspection and copying at the principal office of the Commission at the address set forth immediately above, at the Commission's regional offices at 233 Broadway, New York, New York 10279 and 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604.

INFORMATION ABOUT NORTHROP

Northrop is a Delaware holding company formed in connection with the acquisition of Litton Industries, Inc. in April 2001. Northrop's principal executive offices are located at 1840 Century Park East, Los Angeles, California 90067 and its telephone number is (310) 553-6262.

Northrop is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Reports, proxy statements and other information filed by Northrop may be obtained on the Commission's website at http://www.sec.gov and directly from the Commission, upon payment of the Commission's customary charges, by writing to its principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Such materials also are available for inspection and copying at the principal office of the Commission at the address set forth immediately above, at the Commission's regional offices at 233 Broadway, New York, New York 10279 and 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604.

SHAREHOLDER PROPOSALS

In order for a shareholder proposal made pursuant to Rule 14a-8 to be eligible to be included in TRW's proxy statement and form of proxy for the 2003 annual meeting of shareholders, such proposal much be received by TRW no later than November 4, 2002. Proposals must be submitted in writing and sent to the Secretary of the TRW at TRW Inc., 1900 Richmond Road, Cleveland, Ohio 44124.

A shareholder who intends to present a proposal at the Company's annual meeting in 2003, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide the Company notice of the matter no later than January 18, 2003, or management of the Company will have discretionary voting authority at the 2003 annual meeting with respect to any such proposal without providing any advice on the nature of the matter in the Company's proxy statement.

OTHER INFORMATION

The information concerning Northrop and the Offer to Exchange contained herein has been taken from, or is based upon, publicly available documents on file with the Commission and other publicly available information. Although TRW has no knowledge that would indicate that statements relating to Northrop and the Offer to Exchange contained in this Proxy Statement in reliance upon publicly available information are inaccurate or incomplete, it has not to date had access to the books and records of Northrop, was not involved in the preparation of such information and statements and is not in a position to verify any such information or statements. Accordingly, TRW does not take any responsibility for the accuracy or completeness of such information or for any failure by Northrop to disclose events that may have occurred and may affect the significance or accuracy of any such information.

Your vote is important! Please sign, date and mail the enclosed GOLD proxy card promptly and advise each bank, broker or other nominee holder of TRW shares to vote your TRW shares [INSERT BOARD RECOMMENDATION] the shareholder proposal described above.

                                                                Exhibit A


                         ACQUIRING PERSON STATEMENT

This Acquiring Person Statement (this "Statement"), dated as of March 4, 2002, is being delivered to the principal executive offices of TRW Inc., an Ohio corporation (the "Company") at 1900 Richmond Road, Cleveland, Ohio 44124 on behalf of Northrop Grumman Corporation, a Delaware corporation (the "Acquiring Person").* The Acquiring Person is delivering this Statement pursuant to Section 1701.831 of Title 17 of the Ohio Revised Code in connection with the Acquiring Person's exchange offer (the "Offer") for all outstanding shares of capital stock of TRW pursuant to the Offer to Exchange filed by the Acquiring Person as a part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 4, 2002 (as amended from time to time, the "Offer to Exchange"), a copy of which is attached as Exhibit A hereto and incorporated herein by this reference. The principal executive office of the Acquiring Person is 1840 Century Park East, Los Angeles, California 90067.


-------------------
* Notwithstanding the making and delivery of this Statement, the Acquiring Person reserves all rights to (i) challenge the constitutionality, validity and/or legality of all or any part of Section 1701.831 and related provisions of the Ohio Revised Code and the application of such provisions to the Acquiring Person's acquisition of capital stock of TRW or the Offer to Exchange (as defined herein) and/or (ii) seek an amendment to the Articles of Incorporation or Regulations of TRW to provide that Section 1701.831 and related provisions of the Ohio Revised Code do not apply to control share acquisitions of capital stock, including, but not limited to, pursuant to the Offer to Exchange.

The Acquiring Person currently owns, directly and indirectly, four shares of the outstanding capital stock of TRW. On the terms and subject to the conditions set forth in the Offer to Exchange and the related Letters of Transmittal, the Acquiring Person proposes to exchange shares of common stock of the Acquiring Person for up to 100% of the outstanding shares of the capital stock of TRW, which consists of Common Stock, $0.625 par value per share ("Common Shares"), Cumulative Serial Preference Stock II, $4.40 Convertible Series 1, no par value per share ("Series 1 Shares") and Cumulative Serial Preference Stock II, $4.50 Convertible Series 3, no par value per share ("Series 3 Shares"). If consummated, the proposed transaction (the "Control Share Acquisition") would result in the acquisition of a majority or more of the voting power of the capital stock of TRW as described in Section 1701.01(Z)(1)(c) of Title 17 of the Ohio Revised Code.

Based on TRW's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, as of November 2, 2001 there were 126,286,307 Common Shares issued and outstanding. Based on TRW's Definitive Proxy Statement relating to its 2001 Annual Meeting of Shareholders filed on March 21, 2001, as of February 9, 2001 there were 31,710 Series 1 Shares and 59,216 Series 3 Shares issued and outstanding. Pursuant to the Offer to Exchange, each Company shareholder may exchange (i) each Common Share for a number of shares of the Acquiring Person's common stock equal to $47.00 per Common Share divided by the average of the closing sale prices for a share of the Acquiring Person's common stock on the New York Stock Exchange as reported in the Wall Street Journal over the five consecutive trading days ending immediately prior to the second trading day before the Acquiring Person completes the Offer; provided, however, that in no event will the number of shares of the Acquiring Person's common stock exchanged for each Common Share be more than .4563 ($47.00/$103) or less than .4159 ($47.00/$113)
(such number, the "Exchange Rate"), (ii) each Series 1 Share for a number of shares of the Acquiring Person's common stock equal to the Exchange Rate multiplied by the then effective conversion rate for Series 1 Shares and
(iii) each Series 3 Share for a number of shares of the Acquiring Person's common stock equal to the Exchange Rate multiplied by the then effective conversion rate for Series 3 Shares. As of March 13, 2001, the conversion rate for Series 1 Shares was 8.8 Common Shares for each Series 1 Share and the conversion rate for the Series 3 Shares was 7.448 Common Shares for each Series 3 Share, calculated as provided in TRW's Amended Articles of Incorporation.

The purpose of the Offer is for the Acquiring Person to acquire control of, and ultimately the entire equity interest in, TRW. Promptly after the completion of the Offer, and subject to the requirements of applicable law, the Acquiring Person intends to seek to have TRW complete a merger with the Acquiring Person or a wholly owned subsidiary of the Acquiring Person in which each outstanding share of capital stock of TRW (except for treasury shares of TRW and shares beneficially owned directly or indirectly by the Acquiring Person for its own account) would be converted into the right to receive shares of the Acquiring Person's common stock at the same Exchange Rate as used in the Offer to Exchange, subject to dissenters' rights available under Ohio law. For a more detailed description of the terms and conditions of the Control Share Acquisition, reference is made to the information set forth in the Offer to Exchange.

The Acquiring Person hereby represents that, if consummated, the proposed Control Share Acquisition will not be contrary to applicable law and that the Acquiring Person has the financial capacity to fully consummate such proposed Control Share Acquisition upon the terms and subject to the conditions described herein and in the Offer to Exchange and the related Letters of Transmittal. The facts upon which the foregoing representations are based are set forth in the Offer to Exchange.

IN WITNESS WHEREOF, Northrop Grumman Corporation has caused this Acquiring Person Statement to be executed by its duly authorized officer as of the date first set forth above.

NORTHROP GRUMMAN CORPORATION

By: /S/
-----------------------------------
Name:  W. Burks Terry, Esq.
Title: Corporate Vice President and
General Counsel

                                                                 Exhibit B

                                  OHIO LAW

I.       1701.831  SHAREHOLDER REVIEW OF PROPOSED CONTROL SHARE ACQUISITIONS.

(A) Unless the articles or the regulations of the issuing public corporation provide that this section does not apply to control share acquisitions of shares of such corporation, any control share acquisition of an issuing public corporation shall be made only with the prior authorization of the shareholders of such corporation in accordance with this section.

(B) Any person who proposes to make a control share acquisition shall deliver an acquiring person statement to the issuing public corporation at the issuing public corporation's principal executive offices. Such acquiring person statement shall set forth all of the following:

         (1)      The identity of the acquiring person;

         (2) A statement that the acquiring person statement is given pursuant to this section;

         (3) The number of shares of the issuing public corporation owned, directly or indirectly, by the acquiring person;

         (4)      The range of voting power, described in division
                  (Z)(1)(a), (b), or (c) of section 1701.01 of the Revised Code, under which the proposed control share acquisition would, if consummated, fall;

         (5) A description in reasonable detail of the terms of the proposed control share acquisition;

         (6) Representations of the acquiring person, together with a statement in reasonable detail of the facts upon which they are based, that the proposed control share acquisition, if consummated, will not be contrary to law, and that the acquiring person has the financial capacity to make the proposed control share acquisition.

(C) Within ten days after receipt of an acquiring person statement that complies with division (B) of this section, the directors of the issuing public corporation shall call a special meeting of shareholders of the issuing public corporation for the purpose of voting on the proposed control share acquisition. Unless the acquiring person agrees in writing to another date, such special meeting of shareholders shall be held within fifty days after receipt by the issuing public corporation of the acquiring person statement. If the acquiring person so requests in writing at the time of delivery of the acquiring person statement, such special meetings shall be held no sooner than thirty days after receipt by the issuing public corporation of the acquiring person statement. Such special meeting of shareholders shall be held no later than any other special meeting of shareholders that is called, after receipt by the issuing public corporation of the acquiring person statement, in compliance with section 1701.76, 1701.78, 1701.79, 1701.83, or 1701.831 of the Revised Code.

(D) Notice of the special meeting of shareholders shall be given as promptly as reasonably practicable by the issuing public corporation to all shareholders of record as of the record date set for such meeting, whether or not entitled to vote thereat. Such notice shall include or be accompanied by both of the following:

         (1) A copy of the acquiring person statement delivered to the issuing public corporation pursuant to this section;

         (2) A statement by the issuing public corporation, authorized by its directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed control share acquisition.

(E) The acquiring person may make the proposed control share acquisition if both of the following occur:

         (1) The shareholders of the issuing public corporation who hold shares as of the record date of such corporation entitling them to vote in the election of directors authorize the acquisition at the special meeting held for that purpose at which a quorum is present by an affirmative vote of a majority of the voting power of such corporation in the election of directors represented at the meeting in person or by proxy, and a majority of the portion of the voting power excluding the voting power of interested shares represented at the meeting in person or by proxy. A quorum shall be deemed to be present at the special meeting if at least a majority of the voting power of the issuing public corporation in the election of directors is represented at the meeting in person or by proxy.

         (2) The acquisition is consummated, in accordance with the terms so authorized, no later than three hundred sixty days following shareholder authorization of the control share acquisition.

(F) Except as expressly provided in this section, nothing in this section shall be construed to affect or impair any right, remedy, obligation, duty, power, or authority of any acquiring person, any issuing public corporation, the directors of any acquiring person or issuing public corporation, or any other person under the laws of this or any other state or of the United States.

(G) If any application of any provision of this section is for any reason held to be illegal or invalid, the illegality or invalidity shall not affect any legal and valid provision or application of this section, and the parts and applications of this section are severable.

II.      1701.01  DEFINITIONS

As used in sections 1701.01 to 1701.98 of the Revised Code, unless the context otherwise requires:

(A) "Corporation" or "domestic corporation" means a corporation for profit formed under the laws of this state.

(B) "Foreign corporation" means a corporation for profit formed under the laws of another state, and "foreign entity" means an entity formed under the laws of another state.

(C) "State" means the United States; any state, territory, insular possession, or other political subdivision of the United States, including the District of Columbia; any foreign country or nation; and any province, territory, or other political subdivision of such foreign country or nation.

(D) "Articles" includes original articles of incorporation, certificates of reorganization, amended articles, and amendments to any of these, and, in the case of a corporation created before September 1, 1851, the special charter and any amendments to it made by special act of the general assembly or pursuant to general law.

(E) "Incorporator" means a person who signed the original articles of incorporation.

(F) "Shareholder" means a person whose name appears on the books of the corporation as the owner of shares of such corporation. Unless the articles, the regulations, or the contract of subscription otherwise provides, "shareholder" includes a subscriber to shares, whether the subscription is received by the incorporators or pursuant to authorization by the directors, and such shares shall be deemed to be outstanding shares.

(G) "Person" includes, without limitation, a natural person, a corporation, whether nonprofit or for profit, a partnership, a limited liability company, an unincorporated society or association, and two or more persons having a joint or common interest.

(H) The location of the "principal office" of a corporation is the place named as the principal office in its articles.

(I) The "express terms" of shares of a class are the statements expressed in the articles with respect to such shares.

(J) Shares of a class are "junior" to shares of another class when any of their dividend or distribution rights are subordinate to, or dependent or contingent upon, any right of, or dividend on, or distribution to, shares of such other class.

(K) "Treasury shares" means shares belonging to the corporation and not retired that have been either issued and thereafter acquired by the corporation or paid as a dividend or distribution in shares of the corporation on treasury shares of the same class; such shares shall be deemed to be issued, but they shall not be considered as an asset or a liability of the corporation, or as outstanding for dividend or distribution, quorum, voting, or other purposes, except, when authorized by the directors, for dividends or distributions in authorized but unissued shares of the corporation of the same class.

(L) To "retire" a share means to restore it to the status of an authorized but unissued share.

(M) "Redemption price of shares" means the amount required by the articles to be paid on redemption of shares.

(N) "Liquidation price" means the amount or portion of assets required by the articles to be distributed to the holders of shares of any class upon dissolution, liquidation, merger, or consolidation of the corporation, or upon sale of all or substantially all of its assets.

(O) "Insolvent" means that the corporation is unable to pay its obligations as they become due in the usual course of its affairs.

(P) "Parent corporation" or "parent" means a domestic or foreign corporation that owns and holds of record shares of another corporation, domestic or foreign, entitling the holder of the shares at the time to exercise a majority of the voting power in the election of the directors of the other corporation without regard to voting power that may thereafter exist upon a default, failure, or other contingency; "subsidiary corporation" or "subsidiary" means a domestic or foreign corporation of which another corporation, domestic or foreign, is the parent.

(Q) "Combination" means a transaction, other than a merger or consolidation, wherein either of the following applies:

         (1) Voting shares of a domestic corporation are issued or transferred in consideration in whole or in part for the transfer to itself or to one or more of its subsidiaries, domestic or foreign, of all or substantially all the assets of one or more corporations, domestic or foreign, with or without good will or the assumption of liabilities;

         (2) Voting shares of a foreign parent corporation are issued or transferred in consideration in whole or in part for the transfer of such assets to one or more of its domestic subsidiaries.

                  "Transferee corporation" in a combination means the corporation, domestic or foreign, to which the assets are transferred, and "transferor corporation" in a combination means the corporation, domestic or foreign, transferring such assets and to which, or to the shareholders of which, the voting shares of the domestic or foreign corporation are issued or transferred.

(R) "Majority share acquisition" means the acquisition of shares of a corporation, domestic or foreign, entitling the holder of the shares to exercise a majority of the voting power in the election of directors of such corporation without regard to voting power that may thereafter exist upon a default, failure, or other contingency, by either of the following:

         (1) A domestic corporation in consideration in whole or in part, for the issuance or transfer of its voting shares;

         (2) A domestic or foreign subsidiary in consideration in whole or in part for the issuance or transfer of voting shares of its domestic parent.

(S) "Acquiring corporation" in a combination means the domestic corporation whose voting shares are issued or transferred by it or its subsidiary or subsidiaries to the transferor corporation or corporations or the shareholders of the transferor corporation or corporations; and "acquiring corporation" in a majority share acquisition means the domestic corporation whose voting shares are issued or transferred by it or its subsidiary in consideration for shares of a domestic or foreign corporation entitling the holder of the shares to exercise a majority of the voting power in the election of directors of such corporation.

(T) When used in connection with a combination or a majority share acquisition, "voting shares" means shares of a corporation, domestic or foreign, entitling the holder of the shares to vote at the time in the election of directors of such corporation without regard to voting power which may thereafter exist upon a default, failure, or other contingency.

(U) "An emergency" exists when the governor, or any other person lawfully exercising the power and discharging the duties of the office of governor, proclaims that an attack on the United States or any nuclear, atomic, or other disaster has caused an emergency for corporations, and such an emergency shall continue until terminated by proclamation of the governor or any other person lawfully exercising the powers and discharging the duties of the office of governor.

(V) "Constituent corporation" means an existing corporation merging into or into which is being merged one or more other entities in a merger or an existing corporation being consolidated with one or more other entities into a new entity in a consolidation, whether any of the entities is domestic or foreign, and "constituent entity" means any entity merging into or into which is being merged one or more other entities in a merger, or an existing entity being consolidated with one or more other entities into a new entity in a consolidation, whether any of the entities is domestic or foreign.

(W) "Surviving corporation" means the constituent domestic or foreign corporation that is specified as the corporation into which one or more other constituent entities are to be or have been merged, and "surviving entity" means the constituent domestic or foreign entity that is specified as the entity into which one or more other constituent entities are to be or have been merged.

(X) "Close corporation agreement" means an agreement that satisfies the three requirements of division (A) of section 1701.591 of the Revised Code.

(Y) "Issuing public corporation" means a domestic corporation with fifty or more shareholders that has its principal place of business, its principal executive offices, assets having substantial value, or a substantial percentage of its assets within this state, and as to which no valid close corporation agreement exists under division (H) of section 1701.591 of the Revised Code.

(Z)      (1)      "Control share acquisition" means the acquisition,
                  directly or indirectly, by any person of shares of an issuing public corporation that, when added to all other shares of the issuing public corporation in respect of which such person may exercise or direct the exercise of voting power as provided in this division, would entitle such person, immediately after such acquisition, directly or indirectly, alone or with others, to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges of such voting power:

                  (a) One-fifth or more but less than one-third of such voting power;

                  (b) One-third or more but less than a majority of such voting power;

                  (c)   A majority or more of such voting power.

                  A bank, broker, nominee, trustee, or other person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing section 1701.831 of the Revised Code shall, however, be deemed to have voting power only of shares in respect of which such person would be able, without further instructions from others, to exercise or direct the exercise of votes on a proposed control share acquisition at a meeting of shareholders called under section 1701.831 of the Revised Code.

         (2) The acquisition by any person of any shares of an issuing public corporation does not constitute a control share acquisition for the purpose of section 1701.831 of the Revised Code if the acquisition was or is consummated in, results from, or is the consequence of any of the following circumstances:

                  (a)   Prior to November 19, 1982;

                  (b)   Pursuant to a contract existing prior to November
                        19, 1982;

                  (c) By bequest or inheritance, by operation of law upon the death of an individual, or by any other transfer without valuable consideration, including a gift, that is made in good faith and not for the purpose of circumventing section 1701.831 of the Revised Code;

                  (d) Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing section 1701.831 of the Revised Code;

                  (e) Pursuant to a merger or consolidation adopted, or a combination or majority share acquisition authorized, by shareholder vote in compliance with section 1701.78, 1701.781, or 1701.83 of the
                        Revised Code provided the issuing public corporation is the surviving or new corporation in the merger or consolidation or is the acquiring corporation in the combination or majority share acquisition;

                  (f) The person's being entitled, immediately thereafter, to exercise or direct the exercise of voting power of the issuing public corporation in the election of directors within the same range theretofore attained by that person either in compliance with the provisions of section 1701.831 of the Revised Code or as a result solely of the issuing public corporation's purchase of shares issued by it.

                  The acquisition by any person of shares of an issuing public corporation in a manner described under division
                  (Z)(2) of this section shall be deemed a control share acquisition authorized pursuant to section 1701.831 of the Revised Code within the range of voting power under division (Z)(1)(a), (b), or (c) of this section that such person is entitled to exercise after such acquisition, provided, in the case of an acquisition in a manner described under division (Z)(2)(c) or (d) of this section, the transferor of shares to such person had previously obtained any authorization of shareholders required under section 1701.831 of the Revised Code in connection with such transferor's acquisition of shares of the issuing public corporation.

         (3) The acquisition of shares of an issuing public corporation in good faith and not for the purpose of circumventing section 1701.831 of the Revised Code from any person whose control share acquisition previously had been authorized by shareholders in compliance with section 1701.831 of the Revised Code, or from any person whose previous acquisition of shares of an issuing public corporation would have constituted a control share acquisition but for division (Z)(2) or (3) of this section, does not constitute a control share acquisition for the purpose of section 1701.831 of the Revised Code unless such acquisition entitles the person making the acquisition, directly or indirectly, alone or with others, to exercise or direct the exercise of voting power of the corporation in the election of directors in excess of the range of such voting power authorized pursuant to section 1701.831 of the Revised Code, or deemed to be so authorized under division (Z)(2) of this section.

(AA) "Acquiring person" means any person who has delivered an acquiring person statement to an issuing public corporation pursuant to section 1701.831 of the Revised Code.

(BB) "Acquiring person statement" means a written statement that complies with division (B) of section 1701.831 of the Revised Code.

(CC)     (1)      "Interested shares" means the shares of an issuing
                  public corporation in respect of which any of the following persons may exercise or direct the exercise of the voting power of the corporation in the election of directors:

                  (a)   An acquiring person;

                  (b) Any officer of the issuing public corporation elected or appointed by the directors of the issuing public corporation;

                  (c) Any employee of the issuing public corporation who is also a director of such corporation;

                  (d) Any person that acquires such shares for valuable consideration during the period beginning with the date of the first public disclosure of a proposed control share acquisition of the issuing public corporation or any proposed merger, consolidation, or other transaction that would result in a change in control of the corporation or all or substantially all of its assets, and ending on the record date established by the directors pursuant to section 1701.45 and division (D) of section 1701.831 of the Revised Code, if either of the following applies:

                           (i)      The aggregate consideration paid or
                                    given by the person who acquired the
                                    shares, and any other persons acting in
                                    concert with the person, for all such
                                    shares exceeds two hundred fifty
                                    thousand dollars;

                           (ii) The number of shares acquired by the person who acquired the shares, and any other persons acting in concert with the person, exceeds one-half of one per cent of the outstanding shares of the corporation entitled to vote in the election of directors.

                  (e) Any person that transfers such shares for valuable consideration after the record date described in division (CC)(1)(d) of this section as to shares so transferred, if accompanied by the voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee, or otherwise.

                  (f) If any part of this division is held to be illegal or invalid in application, the illegality or invalidity does not affect any legal and valid application thereof or any other provision or application of this division or section 1701.831 of the Revised Code that can be given effect without the invalid or illegal provision, and the parts and applications of this division are severable.

(DD) "Certificated security" and "uncertificated security" have the same meanings as in section 1308.01 of the Revised Code.

(EE)     "Entity" means any of the following:

         (1) A for profit corporation existing under the laws of this state or any other state;

         (2) Any of the following organizations existing under the laws of this state, the United States, or any other state:

                  (a)   A business trust or association;

                  (b)   A real estate investment trust;

                  (c)   A common law trust;

                  (d) An unincorporated business or for profit organization, including a general or limited partnership;

                  (e)   A limited liability company;

                  (f)   A nonprofit corporation.

                                 IMPORTANT

Your vote is important! No matter how many TRW shares you own, please give your Board of Directors your support and your vote by signing, dating and mailing the enclosed GOLD proxy card in the postage paid envelope provided. Please be sure to read the certification included on the reverse side of the GOLD proxy card and to mark the appropriate box indicating whether you are a holder of Interested Shares.

If you have any questions, or need any assistance in voting your TRW shares or determining whether you are a holder of Interested Shares, please contact Georgeson Shareholder Communications Inc., at the address or phone numbers set forth below. If any TRW shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such TRW shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and advise them to vote [INSERT BOARD RECOMMENDATION] the Control Share Acquisition.

                 Georgeson Shareholder Communications Inc.
                              17 State Street
                                 10th Floor
                             New York, NY 10004
                       Call Toll-Free: (866) 649-8030

          PRELIMINARY COPY, SUBJECT TO COMPLETION, MARCH 11, 2002
                          [FORM OF PROXY - FRONT]
                                   PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRW FOR THE SPECIAL MEETING OF SHAREHOLDERS OF TRW INC.

              UNDER SECTION 1701.831 OF THE OHIO REVISED CODE

         The undersigned hereby appoints _____________, ___________ and ____________, and each of them, with full power of substitution and resubstitution, attorneys and proxies of the undersigned to vote all of the outstanding shares of

         o   Common Stock, par value $0.625 per share, of TRW Inc. ("TRW");

         o Cumulative Serial Preference Stock II, $4.40 Convertible Series 1, without par value, of TRW; and

         o Cumulative Serial Preference Stock II, $4.50 Convertible Series 3, without par value, of TRW that the undersigned is entitled to vote, and with all the power that the undersigned would possess, if personally present, at the Special Meeting of TRW shareholders to be held on April __, 2002 (the "Special Meeting"), or at any adjournment or postponement of the Special Meeting, on the following matter:



         ACQUISITION PROPOSAL. A resolution of TRW's shareholders authorizing the acquisition by Northrop Grumman Corporation of shares of TRW capital stock pursuant to the offer to exchange by Northrop Grumman Corporation dated March 4, 2002, as the same may be amended.

                |_| FOR |_| AGAINST |_| ABSTAIN

                 YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
         [INSERT BOARD RECOMMENDATION] THE PROPOSAL SET FORTH ABOVE

         In their discretion, the proxies named above are authorized to vote upon such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof. If no instructions are given, this proxy will be voted [INSERT BOARD RECOMMENDATION] the proposal.


                                                 All previous proxies given
                                                 by the undersigned to vote
                                                 at the Special Meeting or
                                                 at any adjournment or
                                                 postponement thereof are
                                                 hereby revoked.





____________________________ Date: ________________, 2002
(Signature)

____________________________
(Signature, if jointly held)

____________________________
(Title)

NOTE: Please sign your name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If signing on behalf of a corporation, please sign in full corporate name by the president or other authorized officer(s). If signing on behalf of a partnership, please sign in full partnership name by authorized person(s).

         Please be sure to read the certification included on the reverse side of this proxy card and to mark the appropriate box indicating whether you are a holder of "Interested Shares."



                        [PROXY CONTINUED ON REVERSE]

                         [FORM OF PROXY - REVERSE]
                  CERTIFICATION AS TO ELIGIBILITY TO VOTE
                  ---------------------------------------

         As described in the Proxy Statement, the Ohio Control Share Acquisition Statute requires that the Control Share acquisition be authorized by a vote of the majority of TRW's shares entitled to vote in the election of directors represented at the Special Meeting in person or by proxy, excluding any "Interested Shares." For purposes of the Ohio Control Share Acquisition Statute, "Interested Shares" means the TRW shares in respect of which any of the following persons may exercise or direct the exercise of the voting power:

         1.   Northrop;

         2. Any officer of TRW elected or appointed by the directors of TRW;

         3.   Any employee of TRW who is also a director of TRW;

         4. Any person that acquires such TRW shares for valuable consideration during the period beginning on February 22, 2002 and ending on March [__], 2002 (the record date for the special meeting) if (i) the aggregate consideration paid or given by the person who acquired the TRW shares, and any other persons acting in concert with the person, for all those TRW shares exceeds $250,000, or (ii) the number of TRW shares acquired by the person who acquired such TRW shares, and any other persons acting in concert with that person, exceeds 0.5% of the outstanding shares of TRW entitled to vote in the election of directors; or

         5. Any person that transfers such TRW shares for valuable consideration after March [__], 2002 (the record date) as to TRW shares so transferred, if accompanied by the voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee, or otherwise.

         As of the date upon which the undersigned executes this proxy card, the undersigned hereby certifies that the shares being voted pursuant to this proxy card are:

                  [   ]      "Interested Shares" as defined in the Ohio
                             Control Share Acquisition Statute.

                           If you own "Interested Shares" because you acquired more than $250,000 of TRW shares or more than 0.5% of the outstanding shares of TRW between February 22, 2002 and March [__], 2002 (the record date), please indicate in the following space the number of shares you acquired prior to February 22, 2002 and therefore will be entitled to vote in connection with the Second Majority Approval at the Special Meeting. Number of shares owned prior to February 22, 2002: __________________.

                           If you checked the "Interested Shares" box but did not indicate how many eligible voting shares you own that were purchased prior to February 22, 2002, all of your shares will be considered "Interested Shares" and therefore will not be eligible to vote in connection with the Second Majority Approval at the Special Meeting.

                  [    ]   not "Interested Shares" as defined in the Ohio
                           Control Share Acquisition Statute.

         If no box is checked indicating whether shares represented by this proxy card are "Interested Shares" the shares represented by this proxy will be deemed to be "Interested Shares" and therefore ineligible to vote in connection with the Second Majority Approval, as described in the Proxy Statement.

         By signing on the reverse side, you (a) instruct that the shares represented by this proxy card be voted as marked on the front side; (b) certify whether or not your shares are "Interested Shares" as defined in the Ohio Control Share Acquisition Statute; and (c) undertake to notify TRW if at any time after March [___], 2002 (the record date) you transfer TRW shares entitled to vote in the election of directors, for valuable consideration, accompanied by the voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee, or otherwise.